UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 9, 2015

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	212 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¢	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¢	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¢	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¢	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On September 9, 2015, Marsh & McLennan Companies, Inc. (the "Company") announced the appointment of E. Scott Gilbert as Chief Information Officer, effective immediately. Mr. Gilbert, who previously served as the Company's Chief Risk & Compliance Officer, will continue to report to President and CEO Dan Glaser and will remain a member of the Company’s Executive Committee.

In connection with Mr. Gilbert’s new role, the Company has appointed Carey Roberts as Chief Compliance Officer, effective immediately. In addition to her new responsibilities, Ms. Roberts will continue to serve as the Company’s Deputy General Counsel and Corporate Secretary. In both roles, Ms. Roberts will report to Peter Beshar, Executive Vice President and General Counsel.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. For purposes of Section 18 of the Securities Exchange Act of 1934, the press release is deemed furnished, not filed.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits
99.1    Press release issued by Marsh & McLennan Companies, Inc. on September 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Carey Roberts
Name:	Carey Roberts
Title:	Deputy General Counsel, Corporate Secretary & Chief Compliance Officer

Date:    September 10, 2015

EXHIBIT INDEX

Exhibit No.        Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on September 9, 2015.

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